SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 16, 2004

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.01 Completion of Acquisition or Disposition of Assets
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2004, Maguire Properties - Lantana North, LLC and Maguire Properties - Lantana South, LLC, wholly owned subsidiaries of Maguire Properties, L.P. (the "Operating Partnership"), the operating partnership subsidiary of Maguire Properties, Inc. (the "Company"), a real estate investment trust, completed a $98.0 million, five-year mortgage financing with Greenwich Capital Financial Products, Inc. ("Greenwich"), an affiliated entity of Greenwich Capital Holdings, Inc. The mortgage loan has a fixed interest rate of 4.94% with a maturity date of January 6, 2010. The financing was evidenced by a deed of trust and related loan documents, certain of which are filed with this report. To further facilitate the purchase described below in Section 2 - Financial Information, the Operating Partnership borrowed $20.0 million from its $100.0 million credit facility and funded the remaining $18.8 million with available cash on hand.

The new mortgage loan is interest only for the term of the loan. The loan may be prepaid in whole but not in part at any time prior to the ninety-day period before the maturity date without penalty except as follows: during the ninety-day period prior to the maturity date, the Operating Partnership may prepay without a prepayment fee on fifteen days prior written notice to Greenwich.

The $20.0 million borrowing derives from the Operating Partnership’s $100.0 million secured revolving credit facility with a group of banks led by Citicorp North America, Inc. and Wachovia Bank, N.A. The credit facility matures in June 2006 with an option to extend the term for one year.

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 16, 2004, the Operating Partnership completed the acquisition of Lantana Media Campus, a 12-acre campus located in Santa Monica, California from Hines U.S. Office Development Fund ("Hines"). The Operating Partnership acquired the property through its wholly owned subsidiaries, Maguire Properties - Lantana North, LLC and Maguire Properties - Lantana South, LLC. The purchase price, which was determined through negotiations between the Operating Partnership and Hines, was approximately $136.8 million. The Operating Partnership funded the purchase price with $18.8 million of cash on hand, a $20.0 million borrowing from its $100.0 million line of credit and a $98.0 million, five-year mortgage loan with a fixed interest rate of 4.94% provided by Greenwich.

The Lantana Media Campus comprises of 332,000 square feet of creative office buildings and two development sites. The Campus is divided into the "North Campus," which includes Lantana Center, Lantana West and the Lantana East development site, and the "South Campus," which includes Lantana IMAX and the Lantana South development site. The development sites include entitlements for two office buildings of up to 64,000 and 130,000 gross square feet.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this Form 8-K.

Exhibit No.	Description
99.1	Loan Agreement dated December 16, 2004 between Maguire Properties-Lantana North, LLC and Maguire Properties-Lantana South, LLC, and Greenwich Capital Financial Products, Inc.

99.2
Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated December 16, 2004 between Maguire Properties-Lantana North, LLC and Maguire Properties-Lantana South, LLC, and Greenwich Capital Financial Products, Inc.

99.3	Promissory Note dated December 16, 2004 between Maguire Properties-Lantana North, LLC and Maguire Properties-Lantana South, LLC, and Greenwich Capital Financial Products, Inc.

99.4	Non-Recourse Guaranty Agreement dated December 16, 2004 by Maguire Properties, L.P. for the benefit of Greenwich Capital Financial Products, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated:    December 20, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Loan Agreement dated December 16, 2004 between Maguire Properties-Lantana North, LLC and Maguire Properties-Lantana South, LLC, and Greenwich Capital Financial Products, Inc.

99.2
Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated December 16, 2004 between Maguire Properties-Lantana North, LLC and Maguire Properties-Lantana South, LLC, and Greenwich Capital Financial Products, Inc.

99.3	Promissory Note dated December 16, 2004 between Maguire Properties-Lantana North, LLC and Maguire Properties-Lantana South, LLC, and Greenwich Capital Financial Products, Inc.

99.4	Non-Recourse Guaranty Agreement dated December 16, 2004 by Maguire Properties, L.P. for the benefit of Greenwich Capital Financial Products, Inc.